UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2013, we furnished a Current Report on Form 8-K which included a press release announcing our financial and operating results for the fiscal quarter ended September 30, 2013 and the nine months ended September 30, 2013. Subsequent to that press release, we recorded a pre-tax correction of $2.7 million to expense certain previously-capitalized costs related to the environmental remediation work performed during the construction of our new travel center at Whiskey Pete’s Hotel & Casino. The correction decreased net income by $1.6 million in both the third quarter and the year-to-date period. We evaluated the correction in relation to the fiscal 2013 third quarter and the year-to-date periods, as well as to the fiscal 2011 and 2012 quarterly and annual periods to which these costs relate, and we concluded that the adjustment is not material to any of these periods.

On November 19, 2013, we issued an updated press release, which replaces in its entirety the prior press release dated November 13, 2013, to provide for the correction noted above. We have attached a copy of the November 19, 2013 press release, which is incorporated herein by reference, as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K/A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	November 19, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued	November 19, 2013